Exhibit 21

FOOT LOCKER, INC. SUBSIDIARIES (1)

The following is a list of subsidiaries of Foot Locker, Inc. as of February 1, 2025, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

Name	Jurisdiction of Incorporation
Foot Locker Australia, Inc.	Virginia
Foot Locker Australia Holdings, LLC	Virginia
Foot Locker New Zealand, Inc.	Virginia
Foot Locker New Zealand Holdings, LLC	Virginia
Team Edition Apparel, Inc.	Florida
FL Canada Holdings, Inc.	Delaware
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Services Pte. Ltd.	Singapore
FLE Holdings Coöperatief U.A.	Netherlands
FLE Logistics B.V.	Netherlands
Foot Locker Greece Athletic Goods Ltd.	Greece
FL Finance (Europe) Limited	Ireland
Foot Locker Retail Ireland Limited	Ireland
Foot Locker Europe B.V.	Netherlands
FL Ventures B.V.	Netherlands
Foot Locker Poland Spólka z ograniczonq odpowiedzialnościq	Poland
Foot Locker Hungary Kft	Hungary
Foot Locker Romania SRL	Romania
Foot Locker Canada Co.	Canada
Foot Locker Norway B.V.	Netherlands
Foot Locker Denmark B.V.	Netherlands
Runners Point B.V. & Co. KG	Germany
RPG.com GmbH	Germany
Sidestep GmbH	Germany
Runners Point Administration GmbH	Germany
Foot Locker Germany Holdings GmbH	Germany
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker Germany Administration GmbH	Germany
Foot Locker France S.A.S.	France
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.	Belgium
Foot Locker Czech Republic s.r.o.	Czech Republic
Foot Locker - Artigos Desportivos e de Tempos Livres Lda.	Portugal
Foot Locker Europe.com B.V.	Netherlands
Foot Locker Scandinavia B.V.	Netherlands
Foot Locker Switzerland LLC	Switzerland
Foot Locker U.K. Limited	U.K.
Freedom Sportsline Limited	U.K.

Name	Jurisdiction of Incorporation
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker Spain S.L.U.	Spain
Foot Locker Asia Pte. Ltd.	Singapore
Foot Locker Japan G.K.	Japan
Foot Locker Korea LLC	South Korea
Hommyo Limited	Hong Kong
atmos Korea Inc.	Korea
Foot Locker Hong Kong Limited	Hong Kong
Foot Locker Specialty, Inc.	New York
Foot Locker Retail, Inc.	New York
FL atmos US, LLC	New York
FL atmos US Holdco, LLC	New York
Foot Locker atmos Japan G.K.	Japan
Eurostar, Inc.	Delaware
Foot Locker Card Services LLC	Virginia
Foot Locker Corporate Services, Inc.	Delaware

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.